Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

China Lodging Group, Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 2266 Hongqiao Road

Changning District

Shanghai 200336

People’s Republic of China

(86) 21 6195-2011

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

China Lodging Group, Limited Amended and Restated 2007 Global Share Plan

China Lodging Group, Limited Amended and Restated 2008 Global Share Plan

China Lodging Group, Limited Amended and Restated 2009 Share Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 604-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Shuang Zhao, Esq.

Shearman & Sterling LLP

c/o 12th Floor, Gloucester

Tower

The Landmark

15 Queen’s Road

Central, Hong Kong

(852) 2978-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer,” “ accelerated filer” and “ smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary shares, par value US$0.0001 per share	6,972,184 (4)	US$1.48 (6)	US$9,632,225.19	US$1,240.63
Ordinary shares, par value US$0.0001 per share	5,027,816 (5)	US$5.765 (7)	US$28,985,359.24	US$3,733.31
Total	12,000,000	N/A	US$38,617,584.43	US$4,973.94

(1)	The ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of China Lodging Group, Limited (the “Registrant”) registered hereunder may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents four Ordinary Shares. A separate registration statement on Form F-6 (File No. 333-165402) has been filed on March 11, 2010 for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares.
(2)	The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of any share splits, share dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Calculated pursuant to Rules 457(h)(1) and 457(c) under the Securities Act.
(4)	Ordinary Shares available for issuance pursuant to currently outstanding awards under the Registrant’s Amended and Restated 2009 Share Incentive Plan (the “Amended and Restated 2009 Plan”).
(5)	Ordinary Shares available for future issuance under the Amended and Restated 2009 Plan.
(6)	The proposed maximum offering price per share of US$1.48 is the weighted average exercise price of currently outstanding awards under the Amended and Restated 2009 Plan.
(7)	The proposed maximum offering price per share of US$5.765 is one fourth of the average of the high and low prices of the Registrant’s ADSs, each of which represents four Ordinary Shares, as reported in the NASDAQ Global Market on November 11, 2013.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

This registration statement (the “Registration Statement”) is being filed by the registrant, China Lodging Group, Limited (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) for the purpose of increasing the number of Ordinary Shares to be issued under the Company’s Amended and Restated 2009 Share Incentive Plan (the “Amended and Restated 2009 Plan”) by 12,000,000 shares, pursuant to General Instruction E on Form S-8 (Registration of Additional Securities). On August 26, 2010, during the Company’s 2010 annual general meeting of shareholders, the Company’s shareholders approved an amendment to the Amended and Restated 2009 Plan, to increase the maximum aggregate number of Ordinary Shares which may be issued pursuant to all awards under the Amended and Restated 2009 Plan from 3,000,000 to 15,000,000. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s registration statement (File No. 333-166179) filed with the Commission on April 20, 2010 are hereby incorporated by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents of the Registrant filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s latest annual report on Form 20-F filed with the Commission on April 23, 2013;

(b)	The Registrant’s current reports on Form 6-K filed on August 27, 2010; and

(b)	The description of the Registrant’s Ordinary Shares and ADSs contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 11, 2010, which incorporates by reference the description of the Registrant’s Ordinary Shares and ADSs set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s prospectus filed with the Commission on March 26, 2010, and any further amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided , however , that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, and incorporated by reference into, this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China on November 13, 2013.

China Lodging Group, Limited

By:	/s/ Qi Ji
Name:	Qi Ji
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Qi Ji and Min (Jenny) Zhang, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qi Ji	Executive Chairman of the Board of Directors, Chief Executive Officer	November 13, 2013
Name: Qi Ji

/s/ Tuo (Matthew) Zhang	Vice Chairman of the Board of Directors	November 13, 2013
Name: Tuo (Matthew) Zhang

/s/ Min (Jenny) Zhang	Chief Financial Officer and Chief Strategy Officer	November 13, 2013
Name: Min (Jenny) Zhang

/s/ John Jiong Wu	Director	November 13, 2013
Name: John Jiong Wu

/s/ Tongtong Zhao	Director	November 13, 2013
Name: Tongtong Zhao

/s/ Joseph Chow	Director	November 13, 2013
Name: Joseph Chow

/s/ Yan Huang	Director	November 13, 2013
Name: Yan Huang

/s/ Min Fan	Director	November 13, 2013
Name: Min Fan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on November 13, 2013.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	China Lodging Group, Limited Amended and Restated 2007 Global Share Plan, filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 filed on March 5, 2010 and incorporated herein by reference

4.2	China Lodging Group, Limited Amended and Restated 2008 Global Share Plan, filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 filed on March 5, 2010 and incorporated herein by reference

4.3	China Lodging Group, Limited Amended and Restated 2009 Share Incentive Plan, filed as Exhibit 99.2 to the Registrant’s Current reports on Form 6-K filed on August 27, 2010 and incorporated herein by reference

5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered

23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)